EX-99.17.a
BRIDGEWAY FUNDS, INC.
Micro-Cap Limited Fund

YOUR VOTE IS IMPORTANT!

VOTE TODAY BY MAIL,
TOUCH-TONE PHONE OR THE INTERNET
CALL TOLL FREE __________ OR
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PROXY

SPECIAL MEETING OF SHAREHOLDERS – May 30, 2012

The undersigned hereby appoints as proxies Michael Mulcahy, Linda Giuffre and Deborah Hanna, and each of them (with power of substitution), to vote all the undersigned’s shares of the Micro-Cap Limited Fund (the “MCL Fund”) at the Special Meeting of Shareholders to be held on May 30, 2012, at 2:00 p.m., Central time at the offices of Bridgeway Funds, Inc., 20 Greenway Plaza, Suite 450, Houston, Texas 77046 and any adjournments thereof (“Meeting”), with all the power the undersigned would have if personally present.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED.  IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

PLEASE REFER TO THE PROXY STATEMENT FOR ADDITIONAL INFORMATION REGARDING THE PROPOSAL.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRIDGEWAY FUNDS, INC.  (“BOARD”).  THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

	FOR	AGAINST	ABSTAIN
PROPOSAL
Approval of the Plan of Reorganization between the MCL Fund and the Ultra-Small Company Fund (the “USC Fund”), providing for: (i) the conversion of the shares of the MCL Fund into shares of the USC Fund and (ii) the resulting transfer to the USC Fund of all of the property, assets and goodwill of the MCL Fund.
	☐	☐	☐

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS
THEREOF.

PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.

PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR, WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN.  PLEASE GIVE YOUR FULL TITLE AS SUCH.

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Signature